Exhibit 99.1

MoneyGram International Announces Third Quarter 2008 Results

Money Transfer Revenue Grows 19 Percent

MINNEAPOLIS--(BUSINESS WIRE)--November 6, 2008--MoneyGram International, Inc. (NYSE:MGI), today announced third quarter 2008 financial results. Following are significant items affecting operating results during the third quarter of 2008:

  Fee and other revenue increased 18 percent to $286.0 million in the third quarter of 2008 from $242.7 million in the third quarter of 2007, driven by continued growth in money transfer (including bill payment) transaction volume.
  Global Funds Transfer segment fee and other revenue grew 18 percent in the third quarter of 2008, driven by 19 percent growth in money transfer transaction revenue and a 14 percent growth in money transfer transaction volume.
  Investment revenue decreased $69.8 million, or 68 percent, in the third quarter of 2008 compared to the third quarter of 2007, due to lower yields earned and a decrease in our investment balances due primarily to the planned departure of financial institution customers.
  We recorded $13.3 million in net securities losses comprised of mark-to-market losses in auction rate securities and impairments on other asset-backed securities. The recapitalization in March 2008, included funds to cover these losses. Excess unrestricted assets were $369 million as of September 30, 2008 ($286 million excluding auction rate and other asset-backed securities), an increase of $20 million from June 30, 2008.
  Total commissions expense decreased $29.0 million, or 17 percent, due to lower investment balances and lower official check commission rates, partially offset by an increase in fee commissions from money transfer transaction growth.
  EBITDA (earnings before interest, taxes, depreciation and amortization, and amortization of agent signing bonuses) and Adjusted EBITDA (EBITDA adjusted for net securities gains (losses) and a valuation loss on embedded derivatives) were $14.0 million and $74.5 million in the third quarter of 2008 compared to $72.1 million and $75.3 million in the third quarter of 2007.
  Interest expense increased to $27.8 million in the third quarter of 2008 from $2.2 million in 2007 due to higher outstanding debt from the recapitalization completed in March 2008.
  Expenses include a non-cash valuation loss of $47.2 million from changes in the fair value of embedded derivatives in our preferred stock. For further information, see the “Preferred Stock Embedded Derivatives” section of this press release.
  As a result of the above items, we recognized a net loss of $38.6 million for the third quarter of 2008.

"MoneyGram turned in another solid performance in spite of challenging global economic conditions,” said Anthony Ryan, executive vice president and chief operating officer. “Our results in the quarter were driven by double-digit increases in money transfer and bill payment fee revenue, strong growth in transaction volume, and the strategic expansion of our global agent base. Re-pricing initiatives among official check customers also returned the Payment Systems segment to operating profitability.”

Ryan continued, “While global economic turbulence continues, we expect to remain focused on opportunities to improve our position in money transfer and capitalize on the continued growth in immigration around the world.”

Segment Highlights

MoneyGram operates in two reportable business segments, Global Funds Transfer and Payment Systems.

Global Funds Transfer

	Three Months Ended		2008	Nine Months Ended		2008
	September 30		vs.	September 30		vs.
(Amounts in Thousands)	2008	2007	2007	2008	2007	2007
Money Transfer (including Bill Payment)
Fee and other revenue	$259,952	$219,234	19%	$751,552	$616,011	22%
Investment revenue	373	1,376	-73%	1,454	3,889	-63%
Net securities losses	(159)	(28)	NM	(4,240)	(24)	NM
Total Money Transfer revenue	260,166	220,582	18%	748,766	619,876	21%
Retail Money Order and other
Fee and other revenue	16,203	14,366	13%	49,862	44,150	13%
Investment revenue	5,049	23,347	-78%	18,919	67,763	-72%
Net securities losses	(1,891)	(842)	NM	(46,769)	(610)	NM
Total Retail Money Order and other revenue	19,361	36,871	-47%	22,012	111,303	-80%
Total Global Funds Transfer revenue
Fee and other revenue	276,155	233,600	18%	801,414	660,161	21%
Investment revenue	5,422	24,723	-78%	20,373	71,652	-72%
Net securities losses	(2,050)	(870)	NM	(51,009)	(634)	NM
Total Global Funds Transfer revenue	279,527	257,453	9%	770,778	731,179	5%
Commissions expense	130,731	110,422	18%	375,845	310,680	21%
Net revenue	$148,796	$147,031	1%	$394,933	$420,499	-6%
Operating income	$39,514	$45,798	-14%	$66,462	$124,140	-46%
Operating margin	14.1%	17.8%		8.6%	17.0%

NM = Not meaningful

Total revenue for the Global Funds Transfer segment is comprised primarily of fees on money transfers, as well as fees on retail money orders and bill payment products, investment revenue and securities gains and losses. Total revenue increased $22.1 million, or 9 percent, in the third quarter of 2008, reflecting strong money transfer growth, partially offset by a decrease in investment revenue from the realigned portfolio.

Total fee and other revenue for the Global Funds Transfer segment increased $42.6 million, or 18 percent, in the third quarter of 2008, and continues to be driven by strong growth in the money transfer business. Money transfer fee and other revenue grew 19 percent, while money transfer transaction volume increased 14 percent in the third quarter of 2008 as a result of network expansion.

Domestic originated transactions (including bill payment), which contribute lower revenue per transaction, increased 16 percent in the third quarter of 2008, while internationally originated transactions (outside of North America) increased at a rate of 15 percent from the prior year. Transaction volume to Mexico decreased 1 percent in the third quarter of 2008, above the market pace as reported by the Banco de Mexico, reflecting slowing growth from the economic conditions in the U.S. housing market and immigration concerns. Mexico represented only 9 percent of our total money transfer transactions for the third quarter of 2008.

The growth in money transfer transactions continues to reflect our strategy of providing consumer choice through network expansion. The money transfer agent base expanded 17 percent, to about 162,000 locations, in the third quarter of 2008.

Retail money order and other fee revenue increased 13 percent in the third quarter of 2008 primarily from the acquisition of Property Bridge, which closed in October 2007. Money order fee and other revenue was down approximately 3 percent, consistent with the decline in volume.

Investment revenue in the Global Funds Transfer segment decreased 78 percent in the third quarter of 2008, reflecting lower yields from the realignment of the investment portfolio away from asset-backed securities into short-term, highly liquid investments.

Commissions expense in the third quarter of 2008 increased 18 percent, primarily driven by higher money transfer transaction volume, higher commission rates in agreements that were extended with certain agents in early 2008, and increases in the euro exchange rate. Higher money transfer transaction volumes increased fee commissions expense by $15.2 million, while higher average commissions per transaction, primarily from higher commissions on extended contracts, increased commissions by $4.5 million.

Operating income of $39.5 million and operating margin of 14.1 percent for the third quarter of 2008 reflect the lower investment revenue, partially offset by an increase in fee and other revenue. Expenses increased 8 percent in the third quarter of 2008.

Payment Systems

	Three Months Ended		2008	Nine Months Ended		2008
	September 30		vs.	September 30		vs.
(Amounts in Thousands)	2008	2007	2007	2008	2007	2007
Official check and payment processing revenue (losses)
Fee and other revenue	$4,436	$3,383	31%	$12,547	$10,023	25%
Investment revenue	26,348	76,072	-65%	106,133	223,881	-53%
Net securities losses	(11,011)	(2,394)	NM	(294,598)	(2,018)	NM
Total official check and payment processing revenue (losses)	19,773	77,061	-74%	(175,918)	231,886	NM
Other revenue
Fee and other revenue	5,433	5,594	-3%	16,442	17,734	-7%
Investment revenue	461	1,137	-59%	1,856	3,456	-46%
Net securities losses	(192)	(33)	NM	(5,237)	(27)	NM
Total other revenue	5,702	6,698	-15%	13,061	21,163	-38%
Total Payment Systems revenue (losses)
Fee and other revenue	9,869	8,977	10%	28,989	27,757	4%
Investment revenue	26,809	77,209	-65%	107,989	227,337	-52%
Net securities losses	(11,203)	(2,427)	NM	(299,835)	(2,045)	NM
Total Payment Systems revenue (losses)	25,475	83,759	-70%	(162,857)	253,049	-164%
Commissions expense	10,635	59,930	-82%	103,354	177,532	-42%
Net revenue (loss)	$14,840	$23,829	-38%	$(266,211)	$75,517	-453%
Operating income (loss)	$1,927	$6,618	-71%	$(309,022)	$26,082	NM
Operating margin	7.6%	7.9%		NM	10.3%

NM = Not meaningful

Total revenue includes investment revenue, net securities gains and losses, per-item fees charged to official check financial institution customers and fees earned on the rebate processing business. Net revenue in the Payment Systems segment of $14.8 million in the third quarter of 2008 reflects net securities losses of $11.2 million, a decrease in investment revenue of $50.4 million from lower yields earned on the realigned portfolio and a decrease in investment balances, offset by a decrease in commissions expense of $49.3 million. The decrease in commissions expense is reflective of declines in the federal funds rate and repricing initiatives, as well as lower investment balances, due primarily to the planned departure of financial institution customers.

Interest and Dividends

In the third quarter of 2008 the Company elected to pay cash interest on the $500.0 million of senior secured second lien notes and pay-in-kind dividends on the $767.5 million in participating convertible preferred stock.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA. The following tables include a full reconciliation of these non-GAAP financial measures to the related GAAP financial measures.

MoneyGram believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operations of the Company and its business and performance trends, as well as in facilitating comparisons with other companies in the money transfer industry. Specifically, MoneyGram believes the exclusion of net securities gains (losses) and valuation loss on embedded derivatives permits evaluation and comparison of results for on-going business operations. This adjusted view is used by management to internally assess the Company’s performance at both a consolidated and segment level, forecast results and allocate resources. Management does not find the GAAP financial measures particularly relevant or useful in evaluating the operating performance of our segments as they do not represent future period recurring costs or are costs outside of the Company’s control at this time.

We believe that EBITDA and Adjusted EBITDA provide useful information to investors because they are an indicator of the strength and performance of our ongoing business operations, including our ability to fund capital expenditures, acquisitions and operations and to service debt. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within our industry. In addition, the Company’s debt agreements require compliance with financial measures based on EBITDA. Finally, EBITDA is a financial measure used by management in reviewing results of operations, forecasting, assessing cash flow and capital, allocating resources and establishing employee incentive programs.

Although MoneyGram believes the above non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP financial measures.

Preferred Stock Embedded Derivatives

The Company bifurcated embedded derivatives contained in its Series B Stock and recognized a liability equal to the fair value of the embedded derivatives, with a corresponding reduction in the value of the Series B Stock recognized in “Mezzanine equity” in the Consolidated Balance Sheets. The embedded derivatives consisted of a conversion option and a change in control option. Embedded derivatives are required to be remeasured each period, with the change in fair value recognized as a valuation gain (loss) in the Consolidated Statements of (Loss) Income.

On Aug. 11, 2008, the Investors and the Company formally clarified the provisions of the Series B Stock such that the conversion option no longer meets the criteria for an embedded derivative requiring bifurcation and liability accounting treatment. Accordingly, the liability recorded for the conversion option was reversed to “Additional-paid-in-capital” in the third quarter of 2008. The change in fair value of the conversion option through Aug. 11, 2008, was recognized as a non-cash valuation loss of $47.2 million in the Consolidated Statements of (Loss) Income. No further remeasurement of the conversion option will be required; accordingly, there will be no further impact to the Company’s Consolidated Statements of (Loss) Income.

Description of Tables

Table One – Consolidated Statements of Income

Table Two - Consolidated Balance Sheet

Table Three – Portfolio Composition

Table Four – Unrestricted Assets

Table Five – Third Quarter Statements of Income (as Adjusted)

Table Six – Segment Results (as Adjusted)

Table Seven – EBITDA and Adjusted EBITDA

Table Eight – Credit Ratios

Table Nine – Common Shares, as Converted

Conference Call and Webcast

MoneyGram International will have a conference call and webcast including slides today at 5:00 p.m. ET, 4:00 p.m. CT to discuss the third quarter of 2008. Tony Ryan, chief operating officer, and Dave Parrin, chief financial officer, will speak on the call. The conference call can be accessed by calling (866) 454-4207 in the U.S. The participant confirmation number is 5207694. The conference call and accompanying slides will be available on the company’s website at www.moneygram.com. A replay of the conference call will be available one hour after the call concludes through 5:00 p.m. ET on November 20, 2008. The replay of the call is available at (888) 203-1112 for U.S. callers or (719) 457-0820 for international callers. The confirmation number is 5207694. The Internet audio cast replay will be available at www.moneygram.com.

About MoneyGram International, Inc.

MoneyGram International, Inc. is a leading global payment services company. The company's major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers. MoneyGram is a New York Stock Exchange listed company with approximately 162,000 global money transfer agent locations in 180 countries and territories. For more information, visit the company's website at www.moneygram.com.

Forward Looking Statements

The statements contained in this press release regarding MoneyGram International, Inc. that are not historical facts are forward-looking statements and are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances due to a number of factors, including, but not limited to: (a) our substantial dividend and debt service obligations and our covenant requirements which could impact our ability to obtain additional financing and to operate and grow our business; (b) the unprecedented volatility and disruption of global capital and credit markets which may adversely affect our liquidity and our agents’ liquidity, our access to credit and capital and our agents’ access to credit and capital and our earnings on our investment portfolio; (c) negative economic conditions generally and in geographic areas or industries that are important to our business which may cause a decline in our transaction volume; (d) a material slow down or complete disruption of international migration patterns which could adversely affect our money transfer volume and growth rate; (e) a loss of material retail agent relationships or a reduction in transaction volume from them; (f) the realignment of our investment portfolio which may affect the profitability of our official check and money order businesses; (g) stockholder lawsuits and other litigation or government investigations of the Company or its agents which could result in material costs, settlements, fines or penalties; (h) our ability to maintain sufficient banking relationships; (i) our ability to attract and retain key employees; (j) our ability to maintain capital sufficient to pursue our growth strategy, fund key strategic initiatives and meet evolving regulatory requirements; (k) our ability to successfully and timely implement new or enhanced technology and infrastructure, delivery methods and product and service offerings and to invest in products, services and infrastructure; (l) our ability to adequately protect our brand and our other intellectual property rights and to avoid infringing on third-party intellectual property rights; (m) competition from large competitors, niche competitors or new competitors that may enter the markets in which we operate; (n) the impact of laws, regulatory requirements, and other industry practices in the U.S. and abroad, including changes in laws, regulations or other industry practices and standards that may increase our costs of doing business or reduce the market for or value of our services; (o) our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain Office of Foreign Assets Control (“OFAC”) restrictions which could result in contravention of U.S. law or regulations by us or our agents which could subject us to fines and penalties and cause us reputational harm; (p) a breakdown, catastrophic event, security breach, privacy breach, improper operation or other event impacting our systems or processes or our vendors’, agents’ or financial institution customers’ systems or processes, which could result in financial loss, loss of customers, regulatory sanctions and damage to our brand and reputation; (q) our ability to scale our technology to match our business and transactional growth; (r) our ability to manage our credit exposure to retail agents and financial institution customers which exposure may increase during an economic downturn; (s) our ability to mitigate fraud risks from consumers and agents which risks may increase during an economic downturn; (t) our ability to successfully manage risks associated with running Company-owned retail locations and acquiring new businesses; (u) our ability to successfully manage risks associated with our international sales and operations including the potential for political, economic or other instability in countries that are important to our business; (v) our compliance with the internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002; (w) additional risk factors described in our other filings with the Securities and Exchange Commission from time to time.

Actual results may differ materially from historical and anticipated results. These forward-looking statements speak only as of the date on which such statements are made, and MoneyGram undertakes no obligation to update such statements to reflect events or circumstances arising after such date.

TABLE ONE
MONEYGRAM INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(Unaudited)

	Three months ended			Nine months ended
	September 30		2008 vs	September 30		2008 vs
(Amounts in thousands, except per share data)	2008	2007	2007	2008	2007	2007

REVENUE
Fee and other revenue	$286,021	$242,743	$43,278	$830,699	$688,409	$142,290
Investment revenue	32,231	102,000	(69,769)	128,294	299,161	(170,867)
Net securities losses	(13,253)	(3,162)	(10,091)	(350,844)	(2,679)	(348,165)
Total revenue	304,999	341,581	(36,582)	608,149	984,891	(376,742)
Fee commissions expense	131,397	105,453	25,944	377,727	295,744	81,983
Investment commissions expense	9,968	64,899	(54,931)	101,472	192,467	(90,995)
Total commissions expense	141,365	170,352	(28,987)	479,199	488,211	(9,012)
Net revenue	163,634	171,229	(7,595)	128,950	496,680	(367,730)

EXPENSES
Compensation and benefits	53,541	49,572	3,969	173,976	149,966	24,010
Transaction and operations support	48,530	44,277	4,253	151,894	128,129	23,765
Depreciation and amortization	13,891	13,944	(53)	42,397	37,835	4,562
Occupancy, equipment and supplies	11,069	11,975	(906)	34,682	33,377	1,305
Interest expense	27,834	2,202	25,632	66,631	6,143	60,488
Unrealized loss on embedded derivatives	47,233	-	47,233	16,030	-	16,030
Debt extinguishment loss		-	-	1,499	-	1,499
Total expenses	202,098	121,970	80,128	487,109	355,450	131,659
(Loss) income before income taxes	(38,464)	49,259	(87,723)	(358,159)	141,230	(499,389)
Income tax expense	88	14,967	(14,879)	26,087	44,740	(18,653)
NET (LOSS) INCOME	$(38,552)	$34,292	$(72,844)	$(384,246)	$96,490	$(480,736)

Basic (loss) earnings per common share	$(0.80)	$0.42	$(1.22)	$(5.34)	$1.16	$(6.50)
Diluted (loss) earnings per common share	$(0.80)	$0.41	$(1.21)	$(5.34)	$1.15	$(6.49)

TABLE TWO
MONEYGRAM INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(Amounts in thousands, except share data)	2008	2007
ASSETS
Cash and cash equivalents	$-	$-
Cash and cash equivalents (substantially restricted)	4,561,905	1,552,949
Receivables, net (substantially restricted)	1,397,179	1,408,220
Trading investments (substantially restricted)	30,285	62,105
Available for sale investments (substantially restricted)	480,944	4,187,384
Property and equipment	157,484	171,008
Derivative financial instruments	-	1,647
Intangible assets	15,051	17,605
Goodwill	443,758	438,839
Other assets	174,443	95,254
Total assets	$7,261,049	$7,935,011

LIABILITIES
Payment service obligations	$6,101,759	$7,762,470
Debt	978,869	345,000
Derivative financial instruments	-	30,370
Pension and other postretirement benefits	89,514	85,451
Deferred tax liabilities	19,893	11,459
Accounts payable and other liabilities	200,393	188,778
Total liabilities	7,390,428	8,423,528

MEZZANINE EQUITY
Participating Convertible Preferred Stock-Series B, $0.01 par value, 800,000 shares authorized, 495,000 shares issued and outstanding	439,655	-
Participating Convertible Preferred Stock-Series B-1, $0.01 par value, 500,000 shares authorized, 272,500 shares issued and outstanding	274,230	-
Total mezzanine equity	713,885	-

STOCKHOLDERS' DEFICIT
Preferred shares - undesignated, $0.01 par value, 5,000,000 authorized, none issued	-	-
Preferred shares - junior participating, $0.01 par value, 2,000,000 authorized, none issued	-	-
Common shares, $0.01 par value, 250,000,000 shares authorized, 88,556,077 shares issued	886	886
Additional paid-in capital	91,211	73,077
Retained loss	(772,115)	(387,479)
Unearned employee benefits	(693)	(3,280)
Accumulated other comprehensive loss	(9,992)	(21,715)
Treasury stock: 6,000,173 and 5,910,458 shares at September 30, 2008 and December 31, 2007, respectively	(152,561)	(150,006)
Total stockholders' deficit	(843,264)	(488,517)
Total liabilities, mezzanine equity and stockholders' deficit	$7,261,049	$7,935,011

TABLE THREE
MONEYGRAM INTERNATIONAL, INC. AND SUBSIDIARIES
PORTFOLIO COMPOSITION
(Unaudited)

	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2008	2008	2008	2007

Cash and cash equivalents	$4,561,905	$4,486,064	$4,654,341	$1,552,949
Trading investments (1)	30,285	35,210	56,413	62,105
Available-for-sale investments:
Obligations of states and political sub-divisions	-	-	-	597,379
Commercial mortgage-backed securities	-	-	-	253,823
Government agency securities (2)	429,046	448,532	476,473	1,786,805
Other asset-backed securities (3)	51,898	55,872	64,580	1,318,242
Corporate debt securities	-	-	-	218,367
Preferred and common stock	-	-	-	12,768
Total available-for-sale investments	480,944	504,404	541,053	4,187,384
Total portfolio	$5,073,134	$5,025,678	$5,251,807	$5,802,438

(1) Auction rate preferred securities are classified as trading investments.

(2) Investments included in this category consist solely of investments collateralized by U.S. government agencies at September 30, June 30 and March 31, 2008.

(3) Other asset-backed securities consist of collateralized debt obligations that were written down but not sold in connection with the portfolio restructuring; total par value of $730 million at September 30, 2008.

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC. AND SUBSIDIARIES
UNRESTRICTED ASSETS
(Unaudited)

	September 30	June 30	March 31
(Amounts in thousands)	2008	2008	2008

Cash and cash equivalents	$4,561,905	$4,486,064	$4,654,341
Receivables, net	1,397,179	1,959,438	1,783,241
Government agency securities	429,046	448,532	476,473
	6,388,130	6,894,034	6,914,055
Amounts restricted to cover payment service obligations	(6,101,759)	(6,636,557)	(6,656,163)
Excess unrestricted assets, excluding auction rate and other asset-backed securities	286,371	257,477	257,892

Trading investments (auction rate securities)	30,285	35,210	56,413
Other asset-backed securities	51,898	55,872	64,580
	82,183	91,082	120,993

Excess unrestricted assets	$368,554	$348,559	$378,885

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF (LOSS) INCOME (AS ADJUSTED)
(Unaudited)

	As Reported			Adjusted	As Reported			Adjusted
(Amounts in thousands)	Q3 2008	Adjustments		Q3 2008	Q3 2007	Adjustments		Q3 2007

REVENUE
Fee and other revenue	$286,021	$-		$286,021	$242,743	$-		$242,743
Investment revenue	32,231	-		32,231	102,000	-		102,000
Net securities losses	(13,253)	13,253	(1)	-	(3,162)	3,162	(1)	-
Total revenue	304,999	13,253		318,252	341,581	3,162		344,743
Fee commissions expense	131,397	-		131,397	105,453	-		105,453
Investment commissions expense	9,968	-		9,968	64,899	-		64,899
Total commissions expense	141,365	-		141,365	170,352	-		170,352
Net revenue	163,634	13,253		176,887	171,229	3,162		174,391

EXPENSES
Compensation and benefits	53,541	-		53,541	49,572	-		49,572
Transaction and operations support	48,530	-		48,530	44,277	-		44,277
Depreciation and amortization	13,891	-		13,891	13,944	-		13,944
Occupancy, equipment and supplies	11,069	-		11,069	11,975	-		11,975
Interest expense	27,834	-		27,834	2,202	-		2,202
Unrealized loss on embedded derivatives	47,233	(47,233)	(2)	-	-	-		-
Total expenses	202,098	(47,233)		154,865	121,970	-		121,970
(Loss) income before income taxes	$(38,464)	$60,486		$22,022	$49,259	$3,162		$52,421

(1) Represents realized gains (losses) on securities, other-than-temporary impairments on available-for-sale investments and unrealized losses on trading investments.

(2) Change in the fair value of embedded derivatives in preferred stock.

TABLE SIX
MONEYGRAM INTERNATIONAL, INC. AND SUBSIDIARIES
SEGMENT RESULTS (AS ADJUSTED)
(Unaudited)

GLOBAL FUNDS TRANSFER SEGMENT

	As Reported			As Adjusted	As Reported			As Adjusted
(Amounts in thousands)	Q3 2008	Adjustments		Q3 2008	Q3 2007	Adjustments		Q3 2007

Money Transfer Revenue
Fee and other revenue	$259,952	$-		$259,952	$219,234	$-		$219,234
Investment revenue	373			373	1,376			1,376
Net securities losses	(159)	159	(1)	-	(28)	28	(1)	-
Retail Money Order and other
Fee and other revenue	16,203			16,203	14,366			14,366
Investment revenue	5,049			5,049	23,347			23,347
Net securities losses	(1,891)	1,891	(1)	-	(842)	842	(1)	-
Total Global Funds Transfer Revenue	279,527	2,050		281,577	257,453	870		258,323

Commissions Expense	130,731	-		130,731	110,422	-		110,422
Net Revenue	$148,796	$2,050		$150,846	$147,031	$870		$147,901

Operating income	$39,514	$2,050		$41,564	$45,798	$870		$46,668
Operating Margin	14.1%			14.8%	17.8%			18.1%

PAYMENT SYSTEMS SEGMENT

	As Reported			As Adjusted	As Reported			As Adjusted
(Amounts in thousands)	Q3 2008	Adjustments		Q3 2008	Q3 2007	Adjustments		Q3 2007

Fee and other revenue	$9,869	$-		$9,869	$8,977	$-		$8,977
Investment revenue	26,809	-		26,809	77,209	-		77,209
Net securities losses	(11,203)	11,203	(1)	-	(2,427)	2,427	(1)	-
Total Payment Systems Revenue	25,475	11,203		36,678	83,759	2,427		86,186

Commissions Expense	10,635			10,635	59,930	-		59,930
Net Revenue	$14,840	$11,203		$26,043	$23,829	$2,427		$26,256

Operating income	$1,927	$11,203		$13,130	$6,618	$2,427		$9,045
Operating Margin	7.6%			35.8%	7.9%			10.5%

(1) Represents realized losses on securities, other-than-temporary impairments on available-for-sale investments and unrealized losses on trading investments.

TABLE SEVEN
MONEYGRAM INTERNATIONAL, INC. AND SUBSIDIARIES
EBITDA AND ADJUSTED EBITDA
(Unaudited)

(Amounts in thousands)	Q3 2008	Q3 2007

(Loss) income before income taxes	$(38,464)	$49,259
Interest expense	27,834	2,202
Depreciation and amortization	13,891	13,944
Amortization of agent signing bonuses	10,711	6,716
EBITDA (1)	13,972	72,121

Net securities losses (2)	13,253	3,162
Valuation loss on embedded derivatives (3)	47,233	-
Adjusted EBITDA	$74,458	$75,283

(1) EBITDA represents earnings before interest, taxes, depreciation and amortization, and amortization of agent signing bonuses.

(2) Represents realized losses on securities, other-than-temporary impairments on available-for-sale investments and unrealized losses on trading investments.

(3) Change in fair value of embedded derivatives in preferred stock.

TABLE EIGHT
MONEYGRAM INTERNATIONAL, INC. AND SUBSIDIARIES
CREDIT RATIOS - Illustrative Purposes Only
(Unaudited)

INTEREST COVERAGE RATIO	As of
	September 30
(Amounts in thousands, except ratios)	2008

Interest expense (1)
Senior Credit Facility	$10,456
Second Lien Notes	17,378
Total interest expense	$27,834

Adjusted EBITDA	$74,458

Adjusted EBITDA / Interest Expense	2.7	x

SENIOR SECURED DEBT RATIO	As of
	September 30
(Amounts in thousands, except ratios)	2008

Outstanding debt
Senior Credit Facility (2)	$500,000
Second Lien Notes	493,750
Total debt	$993,750

Adjusted EBITDA, annualized (3)	$297,832

Total debt / Adjusted EBITDA, annualized (3)	3.3	x

(1) Represents interest expense in the third quarter of 2008. Amount includes amortization of discount on debt and deferred financing costs of $2.5 million, and unused revolving credit facility fees of $0.1 million.

(2) This amount represents the principal due at maturity and does not include the unamortized discount on the debt of $14.9 million included in the "Debt" line in the Consolidated Balance Sheets.

(3) For illustrative purposes only. Bank credit agreement requires ratio to be calculated on the most recently ended four fiscal quarters beginning with the March 31, 2009 quarter.

TABLE NINE
MONEYGRAM INTERNATIONAL, INC. AND SUBSIDIARIES
COMMON SHARES, AS CONVERTED
(Unaudited)
(Amounts in thousands, except per share data)

COMMON SHARES, AS CONVERTED

Preferred stock, as converted at June 30, 2008	317,327
Q3 2008 paid-in-kind dividend on preferred stock	9,916
Preferred stock, as converted at September 30, 2008 (1)	327,243

Common shares outstanding at September 30 2008 (2)	82,556

Common shares at September 30, 2008, as converted	409,799

CALCULATION OF PAID-IN-KIND DIVIDEND
Preferred shares value at June 30, 2008	793,316
Multiplied by the dividend rate (3)	3.13%
Value of preferred dividend for Q3 2008	24,791

Divided by the conversion price	$2.50

Equivalent common shares	9,916

(1) Preferred shares are excluded from earnings per share calculations as they are anti-dilutive.

(2) For earnings per share purposes, weighted average outstanding shares for the period are used compared to actual outstanding shares. For Q3 2008, these two numbers are the same as there was no share activity.

(3) The quarterly dividend rate is calculated by the pay-in-kind annual dividend rate of 12.5 percent divided by 4.

CONTACT:
MoneyGram International, Inc.
Lynda Michielutti, 952-591-3846
ir@moneygram.com